UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 19, 2008

Commission File Number 000-28638

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact Name of Registrant as Specified in its Charter)

UTAH	87-0285238
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Toulon, Newport Beach, California
 (Address of principal executive offices)

92660
(Zip Code)

(949) 721-8272
(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On May 19, 2008 the Company received notice from NASDAQ OMX that at the open of business on May 20, 2008 NASDAQ will give effect to the reverse and forward splits of the Company’s common stock approved by holders of the Company’s common stock at a Special Meeting of Stockholders’ held on April 11, 2008.

The new trading symbol for the Company’s common stock as of May 20, 2008 will be “PFHO”.

As disclosed in the Quarterly Report of the Company on Form 10-Q, filed on May 15, 2008, the Company held a special meeting of stockholders on April 11, 2008.  At the special meeting, the stockholders of the Company approved a proposal to amend the Articles of Incorporation of the Company to effect a one (1) share for fifty (50) shares reverse split of the Company’s issued and outstanding common stock, with no shareholder holding at least fifty (50) pre-reverse split shares being reduced below forty (40) post-reverse split shares.  All resulting fractional shares will be cashed out.  Following the reverse split and cash out, the Company will immediately effect a two and one-half (2.5) shares for one (1) share forward split of its then issued and outstanding common stock, with all resulting fractional shares being rounded to the next whole share.  The cash-out and the forward split will be payable upon surrender of old certificates.  For additional details regarding the results of the special meeting of stockholders please see “Part II, Item 4. Submission of Matters to a Vote of Security Holders” of the Quarterly Report of the Company on Form 10-Q filed on May 15, 2008.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: May 19, 2008	By:	/s/ Tom Kubota
Tom Kubota, President